UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.    Regulation FD Disclosure.

On May 12, 2016, Berry Plastics Group, Inc. (the “Company”) issued a press release announcing the commencement by Berry Plastics Corporation, the Company’s wholly owned subsidiary (the “Issuer”), of an exchange offer for $400 million of the Issuer’s 6.00 percent second priority senior notes due 2022 issued on October 1, 2015 in a private placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 99.1   Press Release of Berry Plastics Group, Inc. dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: May 12, 2016	By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Chief Legal Officer

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